CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT
Effective  December  19,  2003,  Deloitte
& Touche LLP  (D&T)  withdrew as the
independent  auditors of UM
Multi-Strategy Fund (the Fund)
the sole series of
UM  Investment
Trust (the  Trust).  At its  December
 22, 2003  meeting,  the
Trust;'s
 Audit Committee  recommended and
the Trust's Board of Trustees
approved PricewaterhouseCoopers
LLC as the Fund's independent auditors
D&T's report on
the Fund's financial
 statements for the period ended
December 31, 2002 contained no
adverse  opinion or disclaimer
of opinion nor were they qualified
or modified as to the uncertainty,
audit scope, or accounting principals
The Fund  commenced  operations  on
 February 28, 2002.  During the
Fund's fiscal
year ended December
31, 2002 and through the date of D&T's
 resignation, the Fund had
(1) no disagreements with Deloitte
 on any matter of accounting principles
or practices, financial statement
disclosure
or auditing scope or procedures, which
disagreements, if not resolved to
the satisfaction of D&T, would have
 caused D&T
to reference the subject
matter of such disagreements in its
report on the Fun's
financial
statements;  and (2)  there  were no
reportable  events  of the kind
described  in Item  304(a)(1)(v)
of  Regulation  S-K under the
Securities  and
Exchange Act of 1934,
as amended.A letter from Deloitte
follows as Attachment One.
ATTACHMENT ONE TO BE FILED AS AN
EXHIBIT UNDER
SUB-ITEM 77Q1(F) OF FORM N-CSR
LETTER FROM FORMER INDEPENDENT
ACCOUNTANT FURNISHED PURSUANT TO
SUB-ITEM 77KDELOITTE
 DELOITTE & TOUCH LLP
1700 MARKET STREET
PHiLADELPHIA, PA 19103-3984
TEL: +1 215 246 2300
FAX: +1 215 569 2441